EXHIBIT 10.1


                    LUKENS INC. SUPPLEMENTAL RETIREMENT PLAN

              (As Amended and Restated Effective December 9, 1997)

                  Lukens Inc., a Delaware corporation, pursuant to Resolution of its Board of Directors, has amended and restated the following Supplemental Retirement Plan previously adopted effective as of December 28, 1975 (revised effective August 1, 1978, January 1, 1980, May 14, 1980, March 18, 1981, July 31, 1983 July 31, 1988, and January 1, 1990), the objective of which is to provide eligible Participants retirement benefits which are supplemental to benefits provided under the Lukens Inc. Salaried Employees Retirement Plan.
                  This Plan, as amended and restated, shall apply only to Participants who terminate employment with the Company on or after July 31, 1988, except that changes adopted effective December 9, 1997 shall be considered effective with respect to the version of the Plan in effect at the date of such termination of employment. The right of an employee who terminated employment with the Company on or before July 30, 1988, to a supplemental retirement benefit shall be governed by the Supplemental Retirement Plan as it existed at the time of such person's termination of employment, as revised in accordance with the changes adopted effective December 9, 1997.

                                    ARTICLE I
                                   Definitions
                  Section I.1.  As used herein:

                       (a) "Accrued Benefit" means with respect to any Participant the portion of the benefit earned under the Plan to the Change in Control Payment Date calculated in accordance with Article IV. To the extent that (i) a Participant's Accrued Benefit is calculated under Article IV by reference to monthly retirement income benefits payable to the Participant under the Retirement Plan, and (ii) no such benefits are or would upon termination of employment and application therefor be payable to the Participant as of the Change in Control Payment Date, the Participant's Accrued Benefit shall be calculated under Article IV by reference to the


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monthly retirement income benefits accrued with respect to the Participant under the Retirement Plan as of the Change in Control Payment Date.

                       (b) "Board" means the Board of Directors of Lukens Inc.

                       (c) "Cause" for termination by the Company of a Participant's employment means (i) the willful and continued failure by the Participant to substantially perform the Participant's duties with the Company (other than any such failure resulting from the Participant's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termination for Good Reason by the Participant) after a written demand for substantial performance is delivered to the Participant by the Board, which demand specifically identifies the manner in which the Board believes that the Participant has not substantially performed the Participant's duties, or (ii) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Participant's part shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant's act, or failure to act, was in the best interest of the Company.

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                       (d)  "Change  in  Control"  means  any of  the  following
events:

                           (i) (A) Any  "person"  or "group"  (as such terms are
used in Sections 3 (a) (9), 13 (d) (3) and 14 (d) (2) of the Securities Exchange Act of 1934, as amended) , considered together with its or their "affiliates" and "associates" (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended), is or becomes the beneficial owner (as defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended), or acquires or holds voting control, directly or indirectly, of securities of the Company which, when considered together with any other securities held by such person or group or their affiliates or associates which by their terms are convertible, even if not then convertible, represent twenty percent (20%) or more of the voting power of the then outstanding securities of the Company, and (B) the Board as it existed immediately prior to any such acquisition of or change in ownership or control, after having been advised thereof, does not, within ton days after being so advised, adopt a resolution specifically determining that such acquisition of or change in ownership or control does not constitute a change of control event within the meaning of this paragraph; or

                           (ii) A change in the composition of a majority of the
Board within 24 months after any "person" or "group" (as such terms are used in Sections 3(a)(9), 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), considered together with its or their "affiliates" or "associates" (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the securities Exchange Act of 1934, as amended), is or becomes the beneficial owner (as defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) or acquires or holds voting control, directly or indirectly, of securities of the Company which, when considered together with any other securities hold by such person or group or their affiliates or associates which by their terms are

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convertible, even if not then convertible, represent twenty percent (20%) of the voting power of the then outstanding securities of the Company; or

                           (iii) (A) Any "persons" or "group" (as such terms are
used in Section 3(a)(9), 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) commences a tender offer or exchange offer for securities of the Company if, upon consummation thereof, the offeror, considered together with its "affiliates" and "associates" (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended), would own or control, directly or indirectly, securities of the Company which, when considered together with any other securities held by such person or group or their affiliates or associates which by their terms are convertible, even if not then convertible, represent thirty percent (30%) or more of the voting power of the then outstanding securities of the Company, and
(B) the Board of Directors of the Company as it existed immediately prior to any such offer, after having been advised thereof, does not, within ten business days after being so adviser, adopt a resolution specifically determining that such offer does not constitute a change of control event within the meaning of this paragraph. The terms "person" and "group," as used in this Subsection (d), shall not include (i) the Company; (ii) any corporation in which the Company owns, directly or indirectly, voting securities sufficient to elect at least a majority of the directors of such corporation; (iii) any employee benefit plan of the Company or of any corporation described in clause (ii), above; (iv) any individual or entity organized, appointed or established by the Company for, or pursuant to the terms of any employee benefit plan described in clause (iii), above.

                       (e) "Change in Control Payment Date" means the date of the occurrence of one of the following events following a Change of Control and before the fifth anniversary of the effective date of such Change of Control:

                           (i)  termination of the  Participant's  employment by
the Company other than for Cause;

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                           (ii) the Participant's termination of employment with
the Company for Good Reason; or

                           (iii)  termination of the Plan without  establishment
of a similar plan covering the Participant.

                       (f) "Committee" means the Executive Development and Compensation Committee of the Board.

                       (g) "Compensation" means the average during the highest five consecutive Plan Years of the last ten Plan Years preceding the earlier of the year of the Participant's Retirement or the year of the Participant's Normal Retirement Date, calculated as follows:

                           (i) for Plan Years  beginning on or after  January 1,
1988, one hundred percent (100%) of the Participant's compensation as defined in the Retirement Plan (as amended and restated effective January 1, 1988) (including amounts deferred as salary reduction contributions under the Lukens Inc. Employees Capital Accumulation Plan), plus, for any Plan Year for which such definition of compensation in the Retirement Plan does not include incentive compensation, one hundred percent (100%) of the incentive compensation allocated under the Lukens Inc. 1983 Target Incentive Plan (in the year accrued); plus

                           (ii) for Plan Years beginning before January 1, 1988,
one hundred percent (100%) of the Participant's annual base salary, computed by converting the last regular full pay period base salary rate paid in the Plan Year to an annual amount, including amounts deferred as salary reduction contributions under the Lukens Inc. Employees Capital Accumulation Plan, but excluding any amount resulting from a cost-of-living adjustment which took effect after May 1, 1974 plus one hundred percent (100%) of the incentive compensation allocated under the Lukens Incentive compensation Plan, the Lukens Inc. 1983 Target Incentive Plan or the Lukens Profit Sharing Program.

                       (h) "Continuous Service" means the period of time, not exceeding forty years, during which a Salaried Employee or Participant

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shall be deemed  continuously  employed  by the  Company  or any  subsidiary  in accordance with past employment practices.

                           (i) "Good Reason" for  termination by the Participant
of the Participant's employment with the Company means, with respect to each Participant who is a party to an individual agreement with the Company providing for benefits in the event of a Change in Control, "Good Reason" as defined in such individual agreement, and with respect to each Participant who is not a party to an individual agreement with the Company providing for benefits in the event of a Change in Control, the occurrence (without the Participant's express written consent) of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act described in clause (iii) hereof, such act or failure to act is corrected prior to the date of termination specified in the notice of termination given in respect thereof:

                           (i) a reduction  by the Company in the  Participant's
annual base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all similarly-situated employees of the Company and all similarly-situated employees of any "person" in control of the Company as described in the definition of Change in Control;

                           (ii) the Company's  failure to pay to the Participant
any portion of the Participant's current compensation except pursuant to an across-the-board compensation deferral similarly affecting all similarly-situated employees of the Company and all similarly-situated employees of any "person" in control of the Company, as described in the definition of Change in Control, or to pay to the Participant any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due; or

                           (iii) the Company's failure to continue in effect any
other compensation, incentive, insurance, fringe benefit or similar program in which the Participant participates immediately prior to the Change

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in Control,  unless an equitable  arrangement (embodied in an ongoing substitute or alternative program) has been made with respect to such program, or the Company's failure to continue the Participant's participation therein (or in such substitute or alternative plan), the result of which is a material adverse effect on the Participant's total compensation in the aggregate.

                       (j) "Lukens" or "Company" means Lukens Inc. or any successor thereto.

                       (k) "Management Group" means (A) those employees of the Company who (i) are employed in the Lukens Steel Company or Lukens Corporate Headquarters, (ii) are in salary grade 16 or above, and (iii) do not participate in any other non-qualified incentive or sales compensation plan or arrangement of the Company other than the Lukens Incentive Compensation Plan, the Lukens Inc. 1983 Target Incentive Plan or the Lukens Inc. Divisional Incentive Compensation Plan, and (B) any employees of a subsidiary of the company who have been designated by the Committee as members of the Management Group.

                       (l) "Normal Retirement Date" means the last day of the month in which a Participant attains age 65.

                       (m) "Participant" means any Salaried Employee who has five or more years of Continuous Service in the Management Group at the time of Retirement or a Change in Control Payment Date. No Salaried Employee who was not a Participant as of December 31, 1987 shall become a Participant after that date.

                       (n)  "Plan"  means  the   supplemental   retirement  plan
described herein which shall be known as the "Lukens Inc. Supplemental Retirement Plan".

                       (o) "Plan Year" means any year commencing on any January 1 and ending on the following December 31.

                       (p)   "Retirement"   means  (i)   retirement   at  Normal
Retirement Date or later, or (ii) retirement prior to Normal Retirement Date but after completing at least five years of Continuous Service in the

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Management Group, other than a termination of employment by the Company prior to age 62 for Cause.

                       (q) "Retirement Plan" means the Lukens Inc. Salaried Employees Retirement Plan as from time to time amended and any other defined benefit employee pension plan maintained by the company and/or its subsidiaries and affiliated companies.

                       (r) "Salaried Employee" means any salaried employee of the Company or any subsidiary of the Company who is paid on a periodic or yearly salary basis, but shall not include a Director of the Company unless he is also a regular salaried employee.

                  Section I.2. Wherever used herein, masculine pronouns include the feminine, and the plural includes the singular.

                                   ARTICLE II

                                  Cost of Plan

                  Section II.1. The cost of the supplemental retirement benefits payable hereunder shall be paid for by the Company.

                                   ARTICLE III

                                   Eligibility

                  Section III.1.

                       (a) A Participant who retires on or after his Normal Retirement Date and, on the date of his Retirement, has completed at least five years of Continuous Service in the Management Group shall be eligible to receive full benefits hereunder in accordance with Article IV.

                       (b) Each Participant whose Retirement is prior to his Normal Retirement Date shall be eligible to receive benefits hereunder in accordance with Article V.

                       (c) Except on or after a Change in Control Payment Date, no Participant shall be eligible to receive benefits under Subsections (a) or
(b) until the Participant has commenced to receive retirement benefits under the Retirement Plan.

                                   ARTICLE IV

                             Computation of Benefits

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                  Section IV.1.  Subject to Section 4.3, the monthly  retirement benefit payable to a Participant at his Normal Retirement Date shall be an amount equal to the excess of (a) over (b) where

                       (a) is 1/12th of the sum determined by multiplying his Compensation by

                           (i) 1-2/3% for each year or  fraction  thereof of his
Continuous Service not exceeding 20, plus

                           (ii) 1.0% for each year or  fraction  thereof  of his
Continuous Service in excess of 20, and

                       (b) is the amount of any monthly retirement income benefit (computed on a straight life annuity basis) payable to him under the Retirement Plan (exclusive of any supplement payable under Section 6.9 of the Retirement Plan as in effect on December 31, 1987 and determined without regard to any reduction thereof for payments made on account of disability) as of his date of Retirement.

                  Section IV.2. In the event of a Participant's Retirement after his Normal Retirement Date, benefits payable hereunder shall be computed as if the Participant had retired as of his Normal Retirement Date, except as otherwise required by applicable law.

                  Section IV.3. Notwithstanding any provision contained herein to the contrary, the minimum benefit payable to a Participant hereunder shall be the excess of (a) over (b) where

                       (a) is the amount of any monthly retirement income benefit (computed on a straight life annuity basis) that would have been payable to him under the Retirement Plan (exclusive of any supplement payable under Section 6.9 of the Retirement Plan and determined without regard to any reduction thereof for payments made on account of disability) as of his date of Retirement, but for the limitations contained therein and in Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended, and

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                       (b)  is  the  amount  of the  monthly  retirement  income
benefit (computed on a straight life annuity basis) payable to him under the Retirement Plan (exclusive of any supplement payable under Section 6.9 of the Retirement Plan as in affect on December 31, 1987 and determined without regard to any reduction thereof for payments made on account of disability) as of his date of Retirement.

                                    ARTICLE V

                                Early Retirement

                  Section V.1. A Participant who retires prior to his Normal Retirement Date, but after attaining age 62, shall be eligible to receive a supplemental retirement benefit hereunder computed as of the date of his Retirement in accordance with Article IV, without actuarial reduction for such early retirement.

                  Section V.2. A Participant who retires prior to attaining age 62 shall be eligible to receive a supplemental retirement benefit hereunder; provided, however, that, except in the event of a Change in Control Payment Date, such Participant's monthly retirement benefit, computed pursuant to
Article IV as of the date of his Retirement, shall be reduced by 4% or a proportionate part thereof for each full and partial year by which the Participant's age at the time benefits commence hereunder is less than 62.

                                   ARTICLE VI

                                   Forfeiture

                  Section VI.1. A Participant shall forfeit his right to any benefits that may accrue hereunder in the event of the termination of his employment with the Company as the result of (i) his death (except as is provided in Section 7.2), or (ii) his discharge from the Company prior to attaining age 62 for any reason which, in the sole judgment of the Committee, shall constitute Cause therefor.

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                  A  Participant  shall also  forfeit his right to any  benefits hereunder if, within a five-year period following termination of employment with the Company and within the regular geographic marketing area of the Company or a
subsidiary,   such  Participant  shall  enter  into  a  business  or  employment determined by the Committee to be both (a) competitive with the business of the Company or a subsidiary, and (b) injurious to the Company's interests.

                                   ARTICLE VII

                                    Payments
                  Section VII.1. The monthly retirement benefits payable to a Participant in accordance with Articles IV and V shall commence on the first day of the month following the Participant's Retirement (provided that for a Participant whose Retirement is described in clause (ii) of the definition of the term "Retirement" in Article I, such benefits shall commence on the first day of the month following the later of the Participant's Retirement or his attainment of age 55) and shall be payable on the first day of each month thereafter during his lifetime. At the prior written request of the Participant, the Committee may, in its sole discretion, select a different commencement date or method of payment or both, provided that the benefit payments commencing on such date and under such method are the equivalent actuarial value of the benefits payable on the Participant's Retirement under a straight life annuity as provided hereinabove. If the Committee approves a method of payment pursuant to which amounts may be paid to another person subsequent to the death of the Participant, the Participant shall designate a beneficiary thereunder under rules adopted by the Committee.

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                  Section  VII.2.  In the event of the death of a Participant to whom a benefit is payable under Section 7.1, a monthly benefit, equal to 50% of the benefit payable to such Participant (determined on the basis of a straight life annuity), shall be paid to such Participant's surviving spouse, if any, commencing on the first day of the month following the month in which the Participant died and continuing throughout his or her lifetime; provided, however, that this Section 7.2 shall only be applicable to a spouse to whom the Participant was married at the time of his Retirement.

                                  ARTICLE VIII

                               Continuance of Plan

                  Section VIII.1. It is the intent that the obligations of the Company to pay benefits accrued or payable hereunder shall be binding upon any successor corporation or organization which shall succeed to substantially all of the assets and business of the Company and term "Company" wherever used herein shall mean and include any such corporation or organization after such succession, and such obligations shall be deemed to have been expressly assumed by any such other corporation or organization.

                  Section VIII.2.

                       (a) If there is a Change in Control Payment Date with respect to a Participant, the following benefits shall become immediately due and payable in an actuarially equivalent single sum amount, based upon reasonable actuarial methods and assumptions.

                           (i) With respect to each Participant to whom benefits
under the Plan have not commenced as of the Change in Control Payment Date, the present value of his Accrued Benefit.

                           (ii) With respect to each spouse of a Participant who
is deceased as of the Change in Control Payment Date and who is eligible for benefits under Section 7.2 but to whom such benefits have not commenced as of the Change in Control Payment Date, the present value of the benefits payable under Section 7.2.

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                       (b) With respect to  Participants  who participate in the
Lukens Inc. Supplemental Retirement Plan for Lukens Performance Incentive Plan Participants, the provisions of Article VI shall be of no effect as of the date of a Change in Control with respect to events that occur after the date of a Change in Control, and shall not cause the forfeiture of any benefits under the Plan, except with respect to events that occurred prior to the date of the Change in Control.

                                    ARTICLE I

                       No Right, Title or Interest

                  Section I.1. No Participant shall have an, right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations hereunder. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and the Participant or any other person. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid in cash from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payments or such amounts.

                                   ARTICLE II

                                     General

                  Section II.1. This Plan may be amended in whole or in part or terminated by Resolution of the Board, provided that any benefits which have accrued or which have become payable hereunder shall not be reduced or terminated by reason of any such amendment to or termination of this Plan. For purposes of this Section, any Salaried Employee who has five or more years of Continuous Service in the Management Group at the time of termination or amendment of this Plan shall be deemed to have accrued a benefit equal to the benefit calculated under Section 4.1 or 4.3 based upon such Salaried Employee's Compensation and actual number of years of Continuous Service.

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                  Section II.2. Except as otherwise  provided herein,  this Plan shall be administered by the Committee which shall be deemed to have all powers necessary to administer the Plan in accordance with its terms and provisions.

                  Section II.3. The records of the Company shall be presumed to be conclusive of the facts concerning the employment or non-employment of a Participant unless shown beyond a reasonable doubt to be incorrect.

                  Section II.4. Neither this Plan nor any action taken hereunder shall be construed as giving to any employee the right to be retained in the employ of the Company or as affecting the right of the Company to dismiss any employee.

                  Section II.5. Each Participant shall file with the committee such pertinent information concerning himself and any beneficiary designated by him as the Committee may demand and no Participant or other person shall have any rights or be entitled to any benefits under this Plan unless such information is filed by the Participant with respect to them.

                  Section II.6. If the Committee shall find that any person to whom any payment is payable under this Plan is unable to care for his affairs because of illness or accident, or is a minor, then any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to his spouse, a child, a parent, or a brother or sister, or any other person deemed by the Committee to have incurred expenses for such person otherwise entitled to payment, in such manner and proportions as the Committee may determine. Any such payment shall be a complete discharge of the liabilities of the Company under this Plan.

                  Section II.7. The right of any person to the payment of benefits under the Plan may not be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, except as may otherwise be required by law. If any person shall attempt to, or shall, assign, transfer, pledge or encumber any amount payable hereunder, or if by reason of his bankruptcy or other event happening at any time any such payment would be made subject to his debts or liabilities or would otherwise devolve upon anyone else and not be

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enjoyed by him or his  beneficiary,  the Committee may, in its sole  discretion, terminate his interest in any such payment and direct that the same be hold and applied to or, for the benefit of such person, his spouse, children or other dependents, or any other persons deemed to be the natural objects of his bounty, or any of them, in such manner as the Committee may deem proper.

                  Section II.8. This Plan shall be governed by and construed in accordance with laws of the Commonwealth of Pennsylvania.

                  The undersigned hereby certifies that this Plan has been amended and restated effective as of December 9, 1997, by the Board of Directors of Lukens Inc.

                             LUKENS INC.

                             ----------------------------------------
                             Secretary to the Board of Directors of Lukens Inc.